Exhibit 32.1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, D. Gregory Walling, President and Chief Executive Officer of Cabletel Communications Corp. (the “Registrant”), certifies that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2003 of the Registrant (the “Report”):

     (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ D. Gregory Walling

Name: D. Gregory Walling Date: November 11, 2003